Exhibit 99.1

Encore Capital Group Announces First Quarter 2023 Financial Results

•Global collections of $462 million
•Portfolio purchases of $276 million up 63%, including a quarterly record $213 million in the U.S.
•Portfolio supply growth accelerating in U.S. market
•GAAP EPS of $0.75 impacted by $0.19 per share charge related to headcount reductions in Europe

SAN DIEGO, May 3, 2023 -- Encore Capital Group, Inc. (NASDAQ: ECPG), an international specialty finance company, today reported consolidated financial results for the first quarter ended March 31, 2023.
“Encore’s performance in the first quarter reflected normalized consumer behavior in each of our key markets,” said Ashish Masih, President and Chief Executive Officer. “As such, collections have returned to pre-pandemic levels for our MCM business in the U.S. and have stabilized for our Cabot business in Europe. At the same time, as anticipated, the growth of portfolio supply in the U.S. is accelerating with lending and charge-off rates steadily growing. As a result, MCM portfolio purchases in the U.S. in the first quarter were a record $213 million, more than double the amount we purchased in Q1 a year ago.”
“In Europe, in the face of near double-digit inflation, and consistent with our message from a quarter ago, we took actions in the first quarter to manage our cost base, including headcount reductions in support functions, that resulted in a $6 million pre-tax charge.”
“As a result of the disciplined execution of our strategy, Encore is well-positioned with the operational capability and balance sheet to capitalize on the growing portfolio purchasing opportunities in the market. Looking forward, we expect portfolio purchases in the U.S. in the second quarter to be at a similar level to those in Q1. We're also as committed as ever to the critical role we play in the consumer credit ecosystem and to help consumers regain their financial freedom, especially in this rising charge-off rate environment," said Masih.

Financial Highlights for the First Quarter of 2023:

	Three Months Ended March 31,
(in thousands, except percentages and earnings per share)	2023	2022	Change
Collections	$462,356	$519,414	(11)%
Revenues	$312,630	$499,682	(37)%
Portfolio purchases(1)	$276,431	$169,505	63%
Estimated Remaining Collections (ERC)	$7,789,980	$7,799,940	0%
Operating expenses	$242,492	$234,668	3%
GAAP net income	$18,626	$175,749	(89)%
GAAP earnings per share	$0.75	$6.40	(88)%
______________________
(1)Includes U.S. purchases of $213.5 million and $94.3 million, and Europe purchases of $63.0 million and $75.2 million in Q1 2023 and Q1 2022, respectively.

Encore Capital Group, Inc.

Conference Call and Webcast
Encore will host a conference call and slide presentation today, May 3, 2023, at 2:00 p.m. Pacific / 5:00 p.m. Eastern time, to present and discuss first quarter results.
Members of the public are invited to access the live webcast via the Internet by logging in on the Investor Relations page of Encore's website at www.encorecapital.com. To access the live conference call by telephone, please pre-register using this link. Registrants will receive confirmation with dial-in details.

For those who cannot listen to the live broadcast, a replay of the webcast will be available on the Company's website shortly after the call concludes.

Non-GAAP Financial Measures
This news release includes certain financial measures that exclude the impact of certain items and therefore have not been calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). The Company has included information concerning adjusted EBITDA because management utilizes this information in the evaluation of its operations and believes that this measure is a useful indicator of the Company’s ability to generate cash collections in excess of operating expenses through the liquidation of its receivable portfolios. Adjusted EBITDA has not been prepared in accordance with GAAP and should not be considered as an alternative to, or more meaningful than, net income and net income per share as indicators of the Company’s operating performance. Further, this non-GAAP financial measure, as presented by the Company, may not be comparable to similarly titled measures reported by other companies. A reconciliation of Adjusted EBITDA to its most directly comparable GAAP financial measure is below.

About Encore Capital Group, Inc.

Encore Capital Group is an international specialty finance company that provides debt recovery solutions and other related services for consumers across a broad range of financial assets. Through its subsidiaries around the globe, Encore purchases portfolios of consumer receivables from major banks, credit unions, and utility providers.
Encore partners with individuals as they repay their debt obligations, helping them on the road to financial recovery and ultimately improving their economic well-being. Encore is the first and only company of its kind to operate with a Consumer Bill of Rights that provides industry-leading commitments to consumers. Headquartered in San Diego, Encore is a publicly traded NASDAQ Global Select company (ticker symbol: ECPG) and a component stock of the Russell 2000, the S&P Small Cap 600 and the Wilshire 4500. More information about the company can be found at http://www.encorecapital.com.

Encore Capital Group, Inc.

Forward Looking Statements
The statements in this press release that are not historical facts, including, most importantly, those statements preceded by, or that include, the words “will,” “may,” “believe,” “projects,” “expects,” “anticipates” or the negation thereof, or similar expressions, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). These statements may include, but are not limited to, statements regarding our future operating results, performance, liquidity, ability to access capital markets, business plans or prospects. For all “forward-looking statements,” the Company claims the protection of the safe harbor for forward-looking statements contained in the Reform Act. Such forward-looking statements involve risks, uncertainties and other factors which may cause actual results, performance or achievements of the Company and its subsidiaries to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks, uncertainties and other factors are discussed in the reports filed by the Company with the Securities and Exchange Commission, including the most recent reports on Forms 10-K and 10-Q, each as it may be amended from time to time. The Company disclaims any intent or obligation to update these forward-looking statements.

Contact:
Bruce Thomas
Encore Capital Group, Inc.
Vice President, Global Investor Relations
(858) 309-6442
bruce.thomas@encorecapital.com

SOURCE: Encore Capital Group, Inc.

FINANCIAL TABLES FOLLOW

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.
Condensed Consolidated Statements of Financial Condition
(In Thousands, Except Par Value Amounts)
(Unaudited)

	March 31, 2023	December 31, 2022
Assets
Cash and cash equivalents	$158,774	$143,912
Investment in receivable portfolios, net	3,214,792	3,088,261
Property and equipment, net	110,184	113,900
Other assets	368,041	341,073
Goodwill	834,174	821,214
Total assets	$4,685,965	$4,508,360
Liabilities and Equity
Liabilities:
Accounts payable and accrued liabilities	$179,971	$198,217
Borrowings	3,081,786	2,898,821
Other liabilities	240,052	231,695
Total liabilities	3,501,809	3,328,733
Commitments and Contingencies
Equity:
Convertible preferred stock, $0.01 par value, 5,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value, 75,000 shares authorized, 23,482 and 23,323 shares issued and outstanding as of March 31, 2023 and December 31, 2022, respectively	235	233
Additional paid-in capital	—	—
Accumulated earnings	1,274,289	1,278,210
Accumulated other comprehensive loss	(90,368)	(98,816)
Total stockholders’ equity	1,184,156	1,179,627
Total liabilities and stockholders’ equity	$4,685,965	$4,508,360

The following table presents certain assets and liabilities of consolidated variable interest entities (“VIEs”) included in the condensed consolidated statements of financial condition above. Most assets in the table below include those assets that can only be used to settle obligations of consolidated VIEs. The liabilities exclude amounts where creditors or beneficial interest holders have recourse to the general credit of the Company.

	March 31, 2023	December 31, 2022
Assets
Cash and cash equivalents	$1,642	$1,344
Investment in receivable portfolios, net	459,974	431,350
Other assets	3,813	3,627
Liabilities
Accounts payable and accrued liabilities	496	150
Borrowings	431,919	423,522
Other liabilities	105	105

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.
Condensed Consolidated Statements of Income
(In Thousands, Except Per Share Amounts)
(Unaudited)

	Three Months Ended March 31,
	2023	2022
Revenues
Revenue from receivable portfolios	$295,674	$304,105
Changes in recoveries	(9,501)	167,223
Total debt purchasing revenue	286,173	471,328
Servicing revenue	22,585	26,146
Other revenues	3,872	2,208
Total revenues	312,630	499,682
Operating expenses
Salaries and employee benefits	103,850	96,956
Cost of legal collections	54,101	55,717
General and administrative expenses	37,965	33,534
Other operating expenses	27,556	27,027
Collection agency commissions	8,150	9,605
Depreciation and amortization	10,870	11,829
Total operating expenses	242,492	234,668
Income from operations	70,138	265,014
Other expense
Interest expense	(46,835)	(34,633)
Other income, net	1,732	392
Total other expense	(45,103)	(34,241)
Income before income taxes	25,035	230,773
Provision for income taxes	(6,409)	(55,024)
Net income	$18,626	$175,749

Earnings per share:
Basic	$0.79	$7.11
Diluted	$0.75	$6.40

Weighted average shares outstanding:
Basic	23,548	24,722
Diluted	24,942	27,482

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.
Condensed Consolidated Statements of Cash Flows
(Unaudited, In Thousands)

	Three Months Ended March 31,
	2023	2022
Operating activities:
Net income	$18,626	$175,749
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	10,870	11,829
Other non-cash interest expense, net	4,594	4,196
Stock-based compensation expense	4,052	3,921
Deferred income taxes	1,369	2,806
Changes in recoveries	9,501	(167,223)
Other, net	(1,843)	4,787
Changes in operating assets and liabilities
Other assets	(3,139)	27,299
Accounts payable, accrued liabilities and other liabilities	(8,117)	(8,834)
Net cash provided by operating activities	35,913	54,530
Investing activities:
Purchases of receivable portfolios, net of put-backs	(274,625)	(166,298)
Collections applied to investment in receivable portfolios	166,682	215,309
Purchases of asset held for sale	(22,596)	(12,388)
Purchases of property and equipment	(4,885)	(7,079)
Other, net	4,709	7,684
Net cash (used in) provided by investing activities	(130,715)	37,228
Financing activities:
Payment of loan and debt refinancing costs	(5,850)	(1,455)
Proceeds from credit facilities	229,128	328,273
Repayment of credit facilities	(140,043)	(180,614)
Repayment of senior secured notes	(9,770)	(9,770)
Proceeds from issuance of convertible senior notes	230,000	—
Repayment of convertible and exchangeable senior notes	(192,457)	(221,152)
Proceeds from convertible hedge instruments, net	10,050	—
Repurchase and retirement of common stock	—	(25,692)
Other, net	(10,684)	(7,606)
Net cash provided by (used in) financing activities	110,374	(118,016)
Net increase (decrease) in cash and cash equivalents	15,572	(26,258)
Effect of exchange rate changes on cash and cash equivalents	(710)	(3,170)
Cash and cash equivalents, beginning of period	143,912	189,645
Cash and cash equivalents, end of period	$158,774	$160,217

Supplemental disclosure of cash information:
Cash paid for interest	$38,072	$31,771
Cash paid for taxes, net of refunds	$908	$949

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.
Supplemental Financial Information
Reconciliation of Non-GAAP Metrics
Adjusted EBITDA

	Three Months Ended March 31,
(in thousands, unaudited)	2023	2022
GAAP net income, as reported	$18,626	$175,749
Adjustments:
Interest expense	46,835	34,633
Interest income	(944)	(437)
Provision for income taxes	6,409	55,024
Depreciation and amortization	10,870	11,829
Stock-based compensation expense	4,052	3,921
Acquisition, integration and restructuring related expenses(1)	5,526	679
Adjusted EBITDA	$91,374	$281,398
Collections applied to principal balance(2)	$182,981	$53,567
________________________
(1)Amount represents acquisition, integration and restructuring related expenses. We adjust for this amount because we believe these expenses are not indicative of ongoing operations; therefore, adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors’ results. For the three months ended March 31, 2023 amount represents costs related to headcount reductions in Europe. The remainder of the costs relating to the headcount reductions in Europe are included in stock-based compensation expense.
(2)Amount represents (a) gross collections from receivable portfolios less (b) debt purchasing revenue, plus (c) proceeds applied to basis from sales of real estate owned (“REO”) assets and related activities. A reconciliation of “collections applied to investment in receivable portfolios, net” to “collections applied to principal balance” is available in the Form 10-Q for the period ending March 31, 2023.